EXHIBIT 99.1
Darden Restaurants Reports Fiscal 2022 Third Quarter Results;
Declares Quarterly Dividend;
And Updates Fiscal 2022 Outlook

ORLANDO, Fla., March 24, 2022 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the third quarter ended February 27, 2022.

Third Quarter 2022 Financial Highlights
•Total sales increased 41.3% from last year to $2.45 billion driven by a blended same-restaurant sales increase of 38.1% and the addition of 33 net new restaurants
•Same-restaurant sales by segment:
•

Consolidated Darden	38.1%
Olive Garden	29.9%
LongHorn Steakhouse	31.6%
Fine Dining	85.8%
Other Business	55.2%
•Diluted net earnings per share from continuing operations was $1.93 as compared to diluted net earnings per share from continuing operations of $0.98 last year
•Net earnings from continuing operations were $247 million
•EBITDA of $395 million1
•The Company repurchased $382 million of its outstanding common stock
______________
1 See the "Non-GAAP Information" below for more details.

“This was a quarter of stark contrasts and I'm pleased with our performance in this highly volatile environment,” said Chairman and CEO Gene Lee. “It began with record sales in December. However, the Omicron variant significantly impacted guest demand, restaurant staffing and operating expenses in January. I am proud of the job our restaurant teams did managing through a difficult operating environment. They remained focused on executing at the highest level and delivered strong sales in February as the environment improved."

”Darden is well positioned to compete effectively,” Lee continued. “We have a strong balance sheet and the right strategy in place, driven by our four competitive advantages of significant scale, extensive data and insights, rigorous strategic planning and our results-oriented culture. And, our brands are relentlessly focused on executing our back-to-basics operating philosophy anchored in food, service and atmosphere.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q3 Sales			Q3 Segment Profit
($ in millions)	2022	2021	2020	2022	2021	2020
Consolidated Darden	$2,448.9	$1,733.0	$2,346.5
Olive Garden	$1,142.6	$872.0	$1,169.3	$240.0	$202.3	$246.7
LongHorn Steakhouse	$612.7	$454.3	$510.7	$111.5	$82.1	$104.6
Fine Dining	$208.2	$103.7	$188.4	$47.7	$16.6	$46.7
Other Business	$485.4	$303.0	$478.1	$67.2	$31.6	$69.5
	YTD Sales			YTD Segment Profit
($ in millions)	2022	2021	2020	2022	2021	2020
Consolidated Darden	$7,027.1	$4,916.9	$6,536.8
Olive Garden	$3,310.2	$2,489.7	$3,283.0	$728.4	$551.2	$665.9
LongHorn Steakhouse	$1,727.0	$1,238.4	$1,408.2	$302.6	$205.4	$251.0
Fine Dining	$565.7	$293.6	$479.4	$121.0	$47.1	$97.5
Other Business	$1,424.2	$895.2	$1,366.2	$214.3	$106.3	$181.6

Average weekly sales by segment:

	Q3 Average Weekly Sales
	2022	2021	2020
Consolidated Darden	$101,490	$73,404	$100,195
Olive Garden	$100,035	$77,060	$103,998
LongHorn Steakhouse	$87,671	$66,609	$76,101
Fine Dining	$181,951	$97,218	$177,847
Other Business	$106,193	$68,796	$109,129

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.10 per share on the Company's outstanding common stock. The dividend is payable on May 2, 2022 to shareholders of record at the close of business on April 8, 2022.

Share Repurchase Program
During the quarter, the Company repurchased 2.7 million shares of its common stock for a total cost of $382 million. As of the end of the third quarter, the Company had $379 million remaining under the current repurchase authorization.

Updated Fiscal 2022 Financial Outlook
The Company updated its financial outlook for fiscal 2022 based on year-to-date results and its expected performance for the remainder of the year, assuming no significant business interruptions related to COVID-19.
•Total sales of approximately $9.55 to $9.62 billion
•Total sales growth vs. Pre-COVID of 9% to 10%1
•Same-restaurant sales vs. fiscal 2021 of 29% to 30%
•Approximately 35 new restaurant openings
•Total capital spending of approximately $425 million
•Total inflation of approximately 6%
•EBITDA between $1.53 to $1.55 billion2
•Effective tax rate of approximately 13.5%
•Diluted net earnings per share from continuing operations of $7.30 to $7.45
•Approximately 129 million weighted average diluted shares outstanding
______________
1 Comparison to twelve months ended Q3 fiscal 2020 due to impact of pandemic.
2 See the "Non-GAAP Information" below for more details.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, March 24 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/44755 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-263-0877 and enter passcode 8537645. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our Company to the outbreak, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to address cost pressures, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as EBITDA - earnings before interest, taxes, depreciation and amortization. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation
$ in millions	Q3 2022
Reported Earnings from Continuing Operations	$248
Interest, Net	18
Income Tax Expense	35
Depreciation and Amortization	94
EBITDA	$395

Fiscal 2022 EBITDA Outlook Reconciliation
$ in millions
Net Earnings	$940	to	$961
Interest, Net	68		68
Income Tax Expense	146		149
Depreciation and Amortization	372		372
EBITDA	$1,526	to	$1,550

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/27/22	2/28/21
Olive Garden	881	874
LongHorn Steakhouse	539	528
Cheddar's Scratch Kitchen	173	170
Yard House	85	81
The Capital Grille	61	58
Seasons 52	44	43
Bahama Breeze	42	41
Eddie V's	27	25
The Capital Burger	3	2
	1,855	1,822

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/27/2022	2/28/2021	2/27/2022	2/28/2021
Sales	$2,448.9	$1,733.0	$7,027.1	$4,916.9
Costs and expenses:
Food and beverage	752.7	499.4	2,132.2	1,409.0
Restaurant labor	798.7	559.4	2,279.5	1,595.6
Restaurant expenses	395.7	336.8	1,158.8	958.2
Marketing expenses	27.2	19.2	73.0	66.8
General and administrative expenses	83.1	78.9	289.0	298.8
Depreciation and amortization	94.3	88.2	275.4	261.8
Impairments and disposal of assets, net	(3.8)	3.1	(5.5)	1.4
Total operating costs and expenses	$2,147.9	$1,585.0	$6,202.4	$4,591.6
Operating income	301.0	148.0	824.7	325.3
Interest, net	17.5	15.2	49.8	46.4
Other (income) expense, net	0.2	0.5	0.7	8.4
Earnings before income taxes	283.3	132.3	774.2	270.5
Income tax expense	35.4	3.1	101.2	7.1
Earnings from continuing operations	$247.9	$129.2	$673.0	$263.4
Losses from discontinued operations, net of tax benefit of $0.0, $0.8, $0.4 and $2.4, respectively	(0.9)	(0.5)	(1.9)	(2.6)
Net earnings	$247.0	$128.7	$671.1	$260.8

Basic net earnings per share:
Earnings from continuing operations	$1.95	$0.99	$5.22	$2.02
Losses from discontinued operations	(0.01)	—	(0.01)	(0.02)
Net earnings	$1.94	$0.99	$5.21	$2.00
Diluted net earnings per share:
Earnings from continuing operations	$1.93	$0.98	$5.17	$2.00
Losses from discontinued operations	—	—	(0.01)	(0.02)
Net earnings	$1.93	$0.98	$5.16	$1.98
Average number of common shares outstanding:
Basic	127.0	130.5	128.9	130.3
Diluted	128.2	132.0	130.1	131.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/27/2022	5/30/2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$555.3	$1,214.7
Receivables, net	52.6	68.2
Inventories	243.7	190.8
Prepaid income taxes	298.1	337.2
Prepaid expenses and other current assets	130.4	60.2
Total current assets	$1,280.1	$1,871.1
Land, buildings and equipment, net	3,253.9	2,869.2
Operating lease right-of-use assets	3,531.0	3,776.4
Goodwill	1,037.4	1,037.4
Trademarks	806.3	806.3
Other assets	296.7	295.7
Total assets	$10,205.4	$10,656.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$350.0	$304.5
Accrued payroll	177.5	177.4
Accrued income taxes	4.8	35.9
Other accrued taxes	59.7	60.5
Unearned revenues	537.3	474.2
Other current liabilities	686.6	795.8
Total current liabilities	$1,815.9	$1,848.3
Long-term debt	916.4	929.8
Deferred income taxes	232.0	221.6
Operating lease liability - non-current	3,832.2	4,088.5
Other liabilities	1,123.1	754.8
Total liabilities	$7,919.6	$7,843.0
Stockholders’ equity:
Common stock and surplus	$2,249.8	$2,286.6
Retained earnings	34.0	522.3
Accumulated other comprehensive income (loss)	2.0	4.2
Total stockholders’ equity	$2,285.8	$2,813.1
Total liabilities and stockholders’ equity	$10,205.4	$10,656.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/27/2022	2/28/2021
Cash flows—operating activities
Net earnings	$671.1	$260.8
Losses from discontinued operations, net of tax	1.9	2.6
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	275.4	261.8
Stock-based compensation expense	49.8	60.0
Change in current assets and liabilities and other, net	(81.7)	160.8
Net cash provided by operating activities of continuing operations	$916.5	$746.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(275.6)	(177.3)
Proceeds from disposal of land, buildings and equipment	10.1	5.4
Purchases of capitalized software and changes in other assets, net	(15.4)	(9.5)
Net cash used in investing activities of continuing operations	$(280.9)	$(181.4)
Cash flows—financing activities
Proceeds from issuance of common stock	36.4	34.2
Dividends paid	(426.2)	(87.3)
Repurchases of common stock	(834.1)	(7.2)
Repayments of short-term debt	—	(270.0)
Principal payments on finance leases	(9.0)	(5.0)
Payments of debt issuance costs	(2.5)	(0.2)
Net cash used in financing activities of continuing operations	$(1,235.4)	$(335.5)
Cash flows—discontinued operations
Net cash provided by operating activities of discontinued operations	(8.1)	1.5
Net cash provided by discontinued operations	$(8.1)	$1.5

Increase (decrease) in cash, cash equivalents, and restricted cash	(607.9)	230.6
Cash, cash equivalents, and restricted cash - beginning of period	1,214.7	763.3
Cash, cash equivalents, and restricted cash - end of period	$606.8	$993.9

Reconciliation of cash, cash equivalents, and restricted cash:	2/27/2022	2/28/2021
Cash and cash equivalents	$555.3	$993.9
Restricted cash included in prepaid expenses and other current assets	51.5	—
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$606.8	$993.9